Exhibit 99.2

Applied DNA Sciences Announces Results of Stockholder’s Meeting

STONY BROOK, N.Y., December 16, 2008/Market Wire/ -- Applied DNA Sciences, Inc. (OTC Bulletin Board: APDN) announced today the results of its Annual Meeting of Stockholders which was held today.

At the meeting, stockholders voted to reelect the existing three members of the Board of Directors to serve for the ensuing year and approved the reincorporation of the Company from the State of Nevada to the State of Delaware. Stockholders also approved an amendment to the Company’s 2005 Incentive Stock Plan to increase the number of shares of common stock from 20 million to 100 million and limit to 25 million the number of shares that can be covered by awards made to any participant in any calendar year and ratified the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 2008.

About APDN
Applied DNA Sciences markets and sells DNA encrypted and embedded solutions that are forensically authenticated by machine readable devices. These solutions can be easily integrated with a range of inks, threads, varnishes, adhesives as well as thermal ribbon, inkjet and laser ink. Applied DNA Sciences’ products can help protect the brands and intellectual property that can easily be eroded by counterfeiting, product diversion and fraud.
The statements made by APDN may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K, filed on December 16, 2008 and our subsequent quarterly reports on Form 10-Q. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

SOURCE Applied DNA Sciences, Inc.

INVESTOR CONTACT: Debbie Bailey, 631-444-8090, fax: 631-444-8848/
MEDIA CONTACT: Deanne Eagle, 212-554-5436 /FCMN Contact: info@adnas.com / /Web site: http://www.ADNAS.com /